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                                                                  EXHIBIT (3)(e)


                      CERTIFICATE OF OWNERSHIP AND MERGER

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA
2300 N. Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897:

Please Note: This form MUST be filed with a letter from the Oklahoma Tax Commission stating that the franchise tax, due yearly, has been paid for the current fiscal year for each corporation involved in the merger.

     ONEOK, Inc., an Oklahoma corporation, hereby states and certifies that:

     1 The names of the Constituent Corporations merged and the names of the states under the laws of which such corporations are incorporated are:

                   Name of Corporation          State of Incorporation
                   -------------------          ----------------------

               ONEOK, Inc.                             Oklahoma

               American Pipeline Company               Delaware

     2. ONEOK, Inc. owns all of the outstanding shares of American Pipeline Company.

     3. ONEOK, Inc. by the following resolutions of its Board of Directors, duly adopted on the 20/th/ day of April, 2000, determined to merge American Pipeline Company into itself on the conditions set forth in such resolutions:

               FURTHER RESOLVED, that ONEOK, Inc. merge into itself its subsidiary, American Pipeline Company, and assume all of American Pipeline Company's obligations;

               FURTHER RESOLVED, that the President and Secretary of ONEOK, Inc. be directed to make, execute and acknowledge a certificate of ownership and merger setting forth (a) a copy of the resolution to merge American Pipeline Company into the Corporation and to assume American Pipeline Company's obligations and (b) the date of the adoption of such resolution by the Board of Directors and be directed to file the same with the Secretary of State of the State of Delaware;
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     IN WITNESS WHEREOF, ONEOK, Inc., an Oklahoma corporation, has caused this
     Certificate to be executed in its name, by its President, and attested to by its Secretary, this 20th day of April, 2000, as authorized by Section 1083 of the Oklahoma General Corporation Law.

                                   ONEOK, Inc.,
                                   an Oklahoma corporation

ATTEST:
[SEAL]
                                   By:  /s/ David L. Kyle
                                        ----------------------------------------
                                        David L. Kyle, President
/s/ Deborah B. Barnes
----------------------------
Deborah B. Barnes, Secretary